EXHIBIT 4(d)
Instruction No. 2
                             Kentucky Power Company
                      Unsecured Medium Term Notes, Series A

                                  Instructions

To:  Bankers Trust Company, as Trustee

Trade or sale date:     11-04-98

Principal Amount: $30,000,000

Maturity Date:    11-10-2008

Interest Rate:     6.45%

Redemption Provisions:

Redeemable:                  Yes ___                  No   X
                                                          --
        In Whole:            Yes ___                  No   X
                                                          --
        In Part:             Yes ___                  No   X
                                                          --

Original Issue Date:    11-09-98

Public Offering Price:  100%

Presenting Agent's Commission:      0.625%

Net Proceeds to Company:      99.375%

CUSIP No.:  49138Q AB 0

Account number of participant  account maintained by DTC on behalf of Presenting
Agent:

      Merrill Lynch                 #5132

Account number of participant account maintained by DTC on behalf of Trustee:

Each Presenting Agent's name and proportionate amount of Global Note:

      Merrill Lynch                 100%


Name in which the Note is to be registered (Registered Owner):

            Cede & Co.

Address and taxpayer identification number of Registered Owner and address for payment:

            The Depository Trust Company
            55 Water Street
            New York, NY  10041
            #13-2555119

Original Issue Discount Security:   Yes ___     No   x

Yield to Maturity:      6.45%

Initial Accrual Period: 11-09-98  --  03-31-99

Account of Company into which net proceeds are to be deposited:

      Citibank ABA #021-000-089            Account #4057-2089

Any Other Book-Entry Note represented by Global Security (to the extent known):


                                          KENTUCKY POWER COMPANY



                                    By:     /s/ A. A. Pena
                                   (President, Vice President, or Treasurer)